UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Signal Bay, Inc.
(Exact name of registrant as specified in its charter)

Colorado	8372	47-1890509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9484 S. Eastern Ave #141, Las Vegas, NV 89123
(Address of principal executive offices) (zip code)

(702) 748-9944
(Registrant's telephone number, including area code)

(866) 820-1141
(Registrant's fax number, including area code)

Approximate date of commencement of proposed sale to the public: As soon as practical after the effective date of this registration statement and from time to time thereafter.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.0001 par value per share	93,000,000	$0.015	$1,395,000	$140.48

(1)

Consists of (i) up to 93,000,000 shares of common stock to be sold by Kodiak Capital Group, LLC ("Kodiak" or the "Selling Security Holder") pursuant to an Equity Purchase Agreement dated July 31, 2015 (the "Equity Purchase Agreement"). In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Based on the average of the high and low transactions prices on October 27, 2015. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as the aggregate offering price multiplied by 0.0001007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED _________, 2015

SIGNAL BAY, INC.

93,000,000 SHARES OF COMMON STOCK

This offering is for the sale of up to 93,000,000 shares of our common stock by Kodiak Capital Group, LLC ("Kodiak" or the "Selling Security Holder") pursuant to this prospectus. The Selling Shareholder will acquire the shares via put options issued pursuant to an Equity Purchase Agreement dated July 31, 2015 (the "Equity Purchase Agreement") between the Company and Kodiak. If issued presently, the 93,000,000 shares of common stock registered for resale by Kodiak would represent 23.27% of our issued and outstanding shares of common stock as of October 27, 2015.

The Selling Security Holder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Kodiak. However, we will receive proceeds from our initial sale of shares to Kodiak pursuant to the Equity Purchase Agreement. We will sell shares to Kodiak at a price equal to 75% of the lowest closing bid price for our common stock during the five consecutive trading day period beginning on the date on which we deliver a put notice to Kodiak. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Kodiak is an underwriter of the shares within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may also be deemed to be "underwriters" in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol "SGBY". On October 27, 2015, the last reported sale price for our common stock was $0.015 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Bulletin Board, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

We qualify as an "emerging growth company" as defined in the Jumpstart our Business Startups Act ("JOBS Act").

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 to read about factors you should consider before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is , 2015

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TABLE OF CONTENTS

Prospectus Summary	6
Business of Registrant	6
Company Contact Information	6
Company History	6
Financing Requirements	7
Emerging Growth Company Status	7
Going Concern	8
Kodiak Equity Purchase Agreement and Registration Rights Agreement	8
Summary of This Offering	9
Risk Factors	10
Use of Proceeds	17
Determination of Offering Price	17
Dilution	17
Selling Security Holders	18
Plan of Distribution	20
Description of Securities to be Registered	21
Interests of Named Experts and Counsel	23
Information with Respect to Registrant	23
Business of Registrant	23
Description of Property	26
Involvement in Legal Proceedings	26
Governmental Regulation	26
Market Price and Dividends	26
Management's Discussion and Analysis of Financial Condition and Results of Operations	28
Revenue	29
Operating Expenses	29
Liquidity and Capital Resources	30
Timing Needs for Funding	30
Dividend Policy	30
Going Concern	30
Off Balance Sheet Arrangements	30
Changes or Disagreements with Accountants	32
Quantitative and Qualitative Disclosures about Market Risk	32
Sale of Unregistered Securities	32
Identification of Directors and Executive Officers	34
Executive Compensation	38
Transactions with Related Persons	38
Security Ownership of Certain Beneficial Owners and Management	39
Director Independence
Legal Proceedings
Material Changes	40
Incorporation By Reference	40
Commission's Position on Indemnification On Securities Act Violations	40
Where You Can Find Additional Information	40
Financial Statements	41

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You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Our Company

Business of Registrant

Signal Bay, Inc., a Colorado corporation and its subsidiaries ("Signal Bay", the "Company", the "Registrant", "we", "our", or "us") provide advisory, management and analytical testing services to the emerging legalized cannabis industry. Our three business units are described below:

Signal Bay Research provides industry research, business and market intelligence, and consulting services. We provide advisory and consulting services to cannabis companies including license application support, regulatory compliance, market forecasts, and operational insights. We also publish industry information via online media, research reports, and publications. Our media properties include CANNAiQ.com, a business to business information portal and MarijuanaMath.com a general interest informational website for the cannabis industry. Signal Bay is also the home of the Cannabis Consultant Marketplace (CCM). The CCM is an outsourcing freelancing matching platform enabling cannabis companies to post projects and hire consultants.

Signal Bay Services provides operating services for licensed cannabis businesses. Signal Bay Services has been engaged in Management Services Agreement with Libra Wellness Center, LLC, a licensed cannabis production and processing establishment, to operate their marijuana processing facility in North Las Vegas, Nevada. We will provide the staff and operational support to Libra Wellness to produce processed cannabis and infused products for licensed dispensaries throughout Southern Nevada.

CR Labs d.b.a. CannAlytical Research is the analytical laboratory division of Signal Bay. Signal Bay owns 80% of the issued and outstanding shares in CR Labs. CR Labs provides compliance testing services in accordance with the Oregon Health Authority. Tests include residual solvent analysis, pesticide screening, microbiological screening, terpene analysis, and cannabinoid potency profiling of cannabis and cannabis infused products. CR Labs also provides consulting services CR Labs is located in Bend Oregon, and tests cannabis for both medicinal and adult use. We are currently evaluating additional legal cannabis markets to provide our analytical testing services.

Where You Can Find Us

Our executive offices are located at 9484 S. Eastern Ave #141, Las Vegas, CA 89123 and our telephone number is (702) 748-9944.

Company History

Signal Bay, Inc. was originally incorporated in the State of New York, December 12, 1977 under the name 3171 Holding Corporation. On February 22, 1979 the name was changed to Electronomic Industries Corp. and on February 23, 1983 the name was changed to Quantech Electronics Corp. The Company was reincorporated in the State of Colorado on December 15, 2003. On August 29, 2014, the Company completed a reverse merger with Signal Bay Research, Inc., a Nevada Corporation, and took over its operations. In September 2014, the Company changed its name from Quantech Electronics Corp. to Signal Bay, Inc. The Company has selected September 30 as its fiscal year end. Signal Bay, Inc. is domiciled in the State of Colorado, and its corporate headquarters are located in Las Vegas, Nevada.

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As a part of and prior to the consummation of the reverse merger, William Waldrop and Lori Glauser, principals of Signal Bay Research, Inc., purchased 28,811,933 shares of the Company (80% of the issued and outstanding common stock) from WB Partners. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser became the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of common stock and 5,000,000 shares of Series B Preferred Stock to Mr. Waldrop and Ms. Glauser, pro rata. After the reverse merger, William Waldrop and Lori Glauser individually each own 127,500,000 shares of common stock and 2,500,000 shares of Series B Preferred stock in the Company. Immediately prior to the reverse merger, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owned less than 5% of the common stock. After the reverse merger, Signal Bay Research, Inc. continues to operate as a wholly owned subsidiary capturing the research and advisory services for Signal Bay, Inc.

Signal Bay Services was formed on January 25, 2015, as the management services division of Signal Bay. Currently, Signal Bay Services has one contract with Libra Wellness Services, LLC with anticipated engagement commencing in April 2016.

On September 17, 2015, Signal Bay entered into a share exchange agreement with CR Labs, Inc., an Oregon Corporation, pursuant to which the company issued 40,000,000 shares of the Company's Common Stock in exchange for 80% of the outstanding common stock of CR Labs, Inc.

Financing Requirements

The following financing requirements are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments.

Phase 1: 0-4 Months: $350,000. The Company needs $350,000 to acquire additional testing equipment, hire additional laboratory technicians, develop and execute a marketing plan.

Phase 2: 5-12 Months: $650,000. The Company needs $650,000 to commence stage 1 roll-out into the California Market.

Phase 3: 13-36 Months: $12,500,000. The Company needs $12,500,000 to complete its California expansion, and target Hawaii, Maryland, and Washington DC.

Emerging Growth Company Status

We are an "emerging growth company," as defined in the JOBS Act. For as long as we are an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an "emerging growth company" until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under "Risk Factors" of the effect on our financial statements of such election.

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Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kodiak Equity Purchase Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 93,000,000 shares of our common stock by Kodiak. Kodiak will obtain our common stock pursuant to the Equity Purchase Agreement entered into by Kodiak and us, dated July 31, 2015 (the "Equity Purchase Agreement"). Pursuant to the Equity Purchase Agreement, the Company can require Kodiak to purchase up to $1,000,000 of common stock from the Company ("Put Shares") during the term of the Equity Purchase Agreement. Kodiaks obligations to purchase shares under the Equity Purchase Agreement terminate December 31, 2016.

The purchase price of the common stock will be set at seventy-five percent (75%) of the lowest closing bid price of the common stock during the pricing period. The pricing period will be the five consecutive trading days immediately after the put notice date. On the put notice date, we are required to deliver Put Shares to Kodiak in an amount (the "Estimated Put Shares") determined by dividing the closing bid price on the trading day immediately preceding the Put Notice date multiplied by 75%. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, Kodiak must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to Kodiak any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to Kodiak any excess related to the investment amount previously delivered to us.

Kodiak is not permitted to engage in short sales involving our common stock during the commitment period ending December 31, 2016. In accordance with Regulation SHO, however, sales of our common stock by Kodiak after delivery of a Put Notice of such number of shares reasonably expected to be purchased by Kodiak under a Put will not be deemed a short sale.

In addition, we must deliver the other documents, instruments and writings required by the Equity Purchase Agreement. Kodiak is not required to purchase the Put Shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable Put shall have been declared effective.

●	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

●	We shall in a timely manner have filed with the SEC all reports, notices, and other documents required.

We believe that we will be able to meet all of the above obligations mandated in the Equity Purchase Agreement set forth above.

Also pursuant to the Equity Purchase Agreement, in July, 2015 (i) Kodiak received a one-time issuance of 3,500,000 shares of our common stock, and (ii) we executed a Registration Rights Agreement whereby we agreed to register the shares issued to Kodiak pursuant to the Equity Purchase Agreement and to indemnify Kodiak for certain legal claims that may arise as a result of such registration. We are currently in breach of the Registration Rights Agreement for failure to timely complete this registration statement; however, Kodiak has currently waived such breach.

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Summary of the Offering

Common Stock Offered by the Selling Security Holder	93,000,000 shares of common stock.

Common Stock Outstanding Before the Offering	399,042,345 as of October 27, 2015

Common Stock Outstanding After the Offering	488,542,345 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Terms of the Offering

The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus. The Selling Security Holder should be considered an "underwriter" under the Securities Act.

Termination of the Offering

This offering is being made on a continuous basis pursuant to Rule 415 under the Securities Act and will expire two years from the date on which the registration statement related to this prospectus becomes effective, unless earlier terminated or extended by our Company by the filing of a post-effective amendment. Our premature termination of this registration statement could result in the breach of our agreements with the Selling Security Holder.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. However, we will receive up to $1,000,000 from the sale of our common stock to Kodiak under the Equity Purchase Agreement, which proceeds we intend to deploy as working capital.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 10.

OTC Markets Symbol	SGBY

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RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our common stock could decline, and an investor in our securities may lose all or part of their investment.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

We are an "emerging growth company," and any decision on our part to comply only with certain reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. Activities to date have been limited to organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

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The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Waldrop and Ms. Glauser. A loss of the services of Mr. Waldrop or Ms. Glauser could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company does not currently maintain key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal. The Company expects to enter into employment agreements in 2015.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

Our shares may be subject to the "penny stock" rules that might subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 84.6% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 84.6%. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

●	Election of the Board of Directors;

●	Removal of directors; and

●	Amendment to the our certificate of incorporation or bylaws.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

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We cannot guarantee that an active trading market will develop for our common stock, which may restrict your ability to sell your shares.

The Company's stock trades on the OTC under the ticker SGBY. However, there is no active public market for our common stock and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Compliance and continued monitoring in connection with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty regarding compliance matters. New or changed laws, regulations and standards are subject to varying interpretations in many cases. As a result, their application in practice may evolve over time. We are committed to maintaining high standards of corporate governance and public disclosure. Complying with evolving interpretations of new or changed legal requirements may cause us to incur higher costs as we revise current practices, policies and procedures, and may divert management time and attention from the achievement of revenue generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to uncertainties related to practice, our reputation might be harmed which would could have a significant impact on our stock price and our business. In addition, the ongoing maintenance of these procedures to be in compliance with these laws, regulations and standards could result in significant increase in costs.

You could be diluted from the issuance of additional common stock.

As of October 27, 2015, we had 399,604,845 shares of common stock outstanding and 6,840,000 shares of preferred stock outstanding. We are authorized to issue up to 750,000,000 shares of common stock and 10,000,000 shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

The market price of our common stock is highly volatile.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by the Company, and subsequent sales of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

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The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital.

Our auditors and management have concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Management identified the following control deficiencies that represent material weaknesses as of June 30, 2015:

(1)

Lack of an independent audit committee. The Company does not have an audit committee. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

(2)

Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

(3)

Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so.

Economic conditions, regulatory changes, and other factors beyond our control could cause a decline in demand for our products.

Our primary business relates to providing services to cannabis-related companies, including cannabis test labs. Therefore business is highly dependent on state laws pertaining to the cannabis industry. As of October 1, 2015, more than twenty states allow its citizens to use legal cannabis for medical purposes. Four states allow its adult citizens to use legal cannabis for any purpose. Our business depends on the continued regulation and legalization of medical and recreational cannabis. Further progress in the cannabis industry, while encouraging, is not assured.

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Despite the development of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule 1 controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has effectively stated that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the Obama Administration will not change its stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Additionally, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy or decide to enforce the Federal laws strongly. Any such change in the Federal government's enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Local, state and federal cannabis laws and regulations are constantly changing and they are subject to evolving interpretations. This may be very beneficial for our business, which in part involves us providing services to businesses to help them come into compliance with the laws and regulations. However, it could also require us to incur substantial costs associated with compliance or to alter one or more of our service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our customers from selling cannabis, and if such legislation were enacted, such customers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues to decline. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

It is also possible that well established large consulting firms and or traditional established environmental laboratories expand into the cannabis sector. This could hurt the growth of our business and cause our revenues to be lower than we expect.

Our performance may be impacted by general economic conditions and an economic downturn.

Recessionary pressures from an overall decline in U.S. economic activity could adversely impact our results of operations. Economic uncertainty may reduce consumer spending and could result in increased pressure from competitors or customers to reduce the prices of our products and/or limit our ability to increase or maintain prices, which could lower revenues and profitability. Instability in the financial markets may impact our ability or increase the cost to enter into new credit agreements in the future. Additionally, it may weaken the ability of customers, suppliers, distributors, banks, insurance companies and other business partners to perform in the normal course of business, which could expose us to losses or disrupt supply of inputs used to conduct our business. If one or more key business partners fail to perform as expected or contracted, our operating results could be negatively impacted.

We may incur significant future expenses due to the implementation of our business strategy.

We strive to achieve our long-term vision of being a leading marketing researching firm. Such action is subject to the substantial risks, expenses and difficulties frequently encountered in the implementation of a business strategy. If we are unsuccessful in developing, acquiring and/or licensing new products, and increasing sales volume of our existing products, our operating results could be negatively impacted. Even if we are successful, this business strategy may require us to incur substantial additional expenses, including advertising and promotional costs, and integration costs of any future acquisitions. We also may be unsuccessful at integrating any future acquisitions.

As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company's failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

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Risks Related to this Offering

Kodiak will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Kodiak pursuant to the Equity Purchase Agreement will be purchased at a 25% discount to the lowest closing price of the common stock during the five consecutive trading days immediately following the date of our put notice to Kodiak of our election to put shares pursuant to the Equity Purchase Agreement. Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease.

If our stock price decreases, Kodiak may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercise of the put right pursuant to our Equity Purchase agreement.

Effective July 31, 2015, we entered into a $1,000,000 Equity Purchase Agreement with Kodiak. Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Kodiak at a price equal to seventy-five percent (75%) of the lowest price of the Company's common stock for the five trading days immediately following the date our put notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 93,000,000 shares of common stock to be issued under the Equity Purchase Agreement. the sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 93,000,000 Put Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Purchase Agreement. Notwithstanding Kodiak's ownership limitation, the 93,000,000 Put Shares would represent approximately 23.27% of our shares of common stock outstanding immediately after our exercise of the put right under the Equity Purchase Agreement, presuming all 93,000,000 are issued at once and that there are no other changes to our issued and outstanding shares. The sale of these Put Shares into the public market by Kodiak could depress the market price of our common stock. At the assumed put price of $0.015 per share, we will be able to receive up to $1,000,000 in gross proceeds pursuant to the Equity Purchase Agreement. In the event that we put the entire 93,000,000 Put Shares to Kodiak and fail to receive $1,000,000 in gross proceeds, we would be required to register additional shares to obtain the balance of $1,000,000 under the Equity Purchase Agreement at the assumed put price of $0.015. Due to the floating put price, we are not able to determine the exact number of shares that we will issue under the Equity Purchase Agreement.

The Company may not have access to the full amount available under the equity agreement.

We have not drawn down funds and have not issued shares of our common stock under the Equity Purchase Agreement with Kodiak. Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 93,000,000 shares issuable under the Equity Purchase Agreement, and our ability to access the Equity Purchase Agreement to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock to Kodiak. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $1,000,000 available to us under the Equity Purchase Agreement.

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Certain restrictions on the extent of puts and the delivery of put notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Equity Purchase Agreement, and as such, Kodiak may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

Kodiak has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Kodiak or its affiliates owning more than 9.99% of the then-outstanding shares of the Company's common stock at any one time. These restrictions, however, do not prevent Kodiak from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Kodiak could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

Assuming we utilize the maximum amount available under the equity line of credit, existing shareholders could experience substantial dilution upon the issuance of common stock.

Our Equity Purchase Agreement with Kodiak contemplates the potential future issuance and sale of up to $1,000,000 of our common stock to Kodiak subject to certain restrictions and obligations. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Purchase Agreement. These examples assume issuances at a market price of $0.015 per share and at 10%, 25%, 50%, and 75% below $0.01125 per share, taking into account Kodiak's 25% discount.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.010125	98,765,432	498,370,277	20%

25%	$0.008438	118,518,519	518,123,364	23%

50%	$0.005625	177,777,778	577,382,623	31%

75%	$0.002812	355,555,556	755,160,401	47%

_______________

(1)	Represents purchase prices equal to 75% of $0.045 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)

Represents the number of shares issuable if the entire $1,000,000 under the Equity Purchase Agreement were drawn down at the indicated purchase prices. Our Articles of Incorporation currently authorizes 750,000,000 shares of common stock.

(3)

Based on 399,042,345 shares of common stock outstanding at October 27, 2015. Our Articles of Incorporation currently authorizes 750,000,000 shares of common stock. We may in the future need to amend our Articles of Incorporation in order to increase our authorized shares of common stock.

(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the Selling Security Holder may own at any point in time or other restrictions on the number of shares we may issue.

(5)

We have agreed to indemnify certain of Kodiak, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

Item 4. Use of Proceeds

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Kodiak under the Equity Purchase Agreement, up to $1,000,000. We intend to use the net proceeds for the following $450K for analytical testing equipment, $200K to relocate to new laboratory, $185K for sales and marketing, and $165K for office and administration

The allocation of the use of proceeds from the sale of shares to Kodiak represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTC Markets under the symbol "SGBY". The proposed offering price of the Shares is $0.015 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low transaction prices of the common stock of the Company as reported on the OTC Markets on October 27, 2015. The Selling Security Holder shall offer shares through the open market or at privately negotiated prices.

Item 6. Dilution

DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of the Selling Security Holder.However, because we must issue new Put Shares to Kodiak in order for it to sell them pursuant to the registration statement of which this prospectus is a part, if you invest in our securities, your interest may nonetheless be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

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Our net tangible book value as of June 30, 2015 was $60,952, or approximately $0.00015275 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale the maximum of 93,000,000 shares of common stock to the Selling Security Holder pursuant to the Equity Purchase Agreement, and after estimated offering expenses, our as-adjusted net tangible book value as of June 30, 2015 would have been $1,050,952, or $0.00215120 per share. This represents an immediate increase in net tangible book value of $0.00199845 per share to existing stockholders and an immediate dilution in net tangible book value of $0.0128488 per share to investors of this offering, assuming an offering price to the public of $0.015 per share, as illustrated in the following table:

Public offering price per share	$0.015
Net tangible book value per share as of June 30, 2015	$0.00015275
Increase in net tangible book value per share attributable to Kodiak investment	$0.00199845
Adjusted net tangible book value per share as of June 30, 2015	$0.00215120
Dilution per share to new investors in the offering	$0.0128488

Item 7. Selling Security Holders

SELLING SECURITY HOLDER

Pursuant to the Equity Purchase Agreement, we may cause the Selling Security Holder to purchase up to $1,000,000 worth of our common stock, calculated at a purchase price equal to seventy-five percent (75%) of the lowest closing price of the Company's common stock for the five trading days immediately following the date on which the Company is deemed to have provided a put notice under the Equity Purchase Agreement.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Selling Security Holder Pursuant to the Equity Purchase Agreement

The 93,000,000 Shares offered in this prospectus are based on the Equity Purchase Agreement between Selling Shareholder and us. Kodiak may from time to time offer and sell any or all of the Shares that are registered under this prospectus.

We are unable to determine the exact number of Shares that will actually be sold by Kodiak according to this prospectus due to:

●	the ability of Kodiak to determine when and whether it will sell any of the Shares under this prospectus; and

●	the uncertainty as to the number of Shares that will be issued upon exercise of our put options through the delivery of a put notice under the Equity Purchase Agreement.

The following information contains a description of how Kodiak acquired (or shall acquire) the shares to be sold in this offering. Kodiak has not held a position or office, or had any other material relationship with us in the past three years, except as follows.

Kodiak is a limited liability company organized and existing under the laws of the Cayman Islands. Kodiak acquired, or will acquire, all shares being registered in this offering pursuant to the Equity Purchase Agreement with us.

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Kodiak intends to initially sell up to 93,000,000 Shares of our common stock acquired pursuant to the Equity Purchase Agreement under this prospectus. On July 31, 2015, the Company and Kodiak entered into the Equity Purchase Agreement pursuant to which we have the option, until December 31, 2016, to sell shares of our common stock to Kodiak for a total price of $1,000,000. For each share of our common stock purchased under the Equity Purchase Agreement, Kodiak will pay seventy-five percent (75%) of the lowest closing price of the Company's common stock for the five trading days immediately following the date on which the Company is deemed to provide a put notice of a sale of common stock under the Equity Purchase Agreement.

We have relied and will rely on exemptions from the registration requirements of the Securities Act and "blue sky" laws to issue shares to Kodiak. Kodiak is an "accredited investor" and/or qualified institutional buyer and Kodiak has access to information about the Company and its investment.

At an assumed purchase price under the Equity Purchase Agreement of $0.01125 (equal to 75% of the closing bid price of our common stock of $0.015 on October 27, 2015), if we raise the entire $1,000,000 in gross proceeds from the sale of Put Shares to Kodiak, we will have issued Kodiak 88,888,889 shares. This is in addition to its initial 3,500,000 shares already issued pursuant to the Equity Purchase Agreement, for a total of 92,388,889 shares. We are registering a total of 93,000,000 shares to account for potential future issuances required as a result of a declining stock price. In the event that we sell the entire 89,500,000 shares registered hereby but not currently held by Kodiak and fail to receive $1,000,000 in gross proceeds, we would be required to register additional shares to obtain the balance of the $1,000,000 committed under the Equity Purchase Agreement. Pursuant to the Equity Purchase Agreement, the Company may not put shares to Kodiak if such issuance would result in Kodiak or its affiliates owning more than 9.99% of the then-outstanding shares of the Company's common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders' interests and significant decline in our stock price.

Kodiak will periodically purchase shares of our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Kodiak to raise the same amount of funds, as our stock price declines.

Kodiak and any participating broker-dealers are "underwriters" within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of share of common stock being offered by the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The column entitled "Amount Beneficially Owned After the Offering" assumes the sale of all shares offered. The 89,500,000 shares of the 93,000,000 shares we are registering are not currently owned by Kodiak but are being included in the calculation of beneficial ownership for the Selling Security Holder since Kodiak could acquire all such shares within the next 60 days (not accounting for the 9.99% stock ownership limitations contained in the Equity Purchase Agreement).

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Kodiak Capital Group, LLC	93,000,000	93,000,000	0	0%

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Item 8. Plan of Distribution

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 93,000,000 Shares issued or to be issued to the Selling Security Holder pursuant to the Equity Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will sell the shares as agent;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	any other method permitted pursuant to applicable law, or

●	a combination of any such methods of sale.

The Selling Security Holder may be deemed an underwriter. Pursuant to the terms of the Equity Purchase Agreement, the Selling Security Holder may not engage in any short sales of the Company's common stock or other hedging activities until after December 31, 2016. The Selling Security Holder may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company's common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

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The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

The Selling Security Holder acquired or will acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder. We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the Selling Security Holder for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

This offering is being made on a continuous basis pursuant to Rule 415 under the Securities Act and will expire two years from the date on which the registration statement related to this prospectus becomes effective, unless earlier terminated or extended by our Company by the filing of a post-effective amendment. Our premature termination of this registration statement could result in the breach of our agreements with the Selling Security Holder.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Kodiak to pay these expenses. We have agreed to indemnify Kodiak and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $25,000. We will not receive any proceeds from the resale of any of the shares of our common stock by Kodiak. We may, however, receive proceeds from the sale of our common stock to Kodiak under the Equity Purchase Agreement. Neither the Equity Purchase Agreement nor any rights of the parties under the Equity Purchase Agreement may be assigned or delegated to any other person.

Item 9. Description of Securities to be Registered.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 750,000,000 shares of $0.0001 par value common stock, and 10,000,000 shares of $0.0001 par value preferred stock. As of October 27, 2015, the Company had 399,042,345 shares of common stock outstanding and 6,840,000 shares of preferred stock outstanding.

Common Stock

As of October 27, 2015, we had 399,042,345 shares of common stock outstanding. The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

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Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, if any, and any other restrictions, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company's board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on common stock.

Preferred Stock

As of October 27, 2015, we had two series of Convertible Preferred Stock, Series A and Series B, of which 6,840,000 shares are issued and outstanding in the aggregate. We may issue preferred stock in one or more class or series pursuant to resolution of the Board of Directors. The Board of Directors may determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and fix the number of shares and the designation of any series of preferred stock. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued class or series subsequent to the issue of shares of that class or series.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock consist of 1,850,000 authorized and 1,840,000 are issued and outstanding as of the date of this filing.

The Series A Preferred Stock has the following terms and rights:

Dividend: No dividend rights

Ranks: Ranks superior to the Company's common stock and all other Capital stock except for the Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Conversion Provisions. The block of Series A Convertible Preferred stock can be converted in common stock based on the following: full conversion of the 1,850,000 authorized shares can be converted into 4.9% of the Common Shares with an anti-dilution for 18 months from issuance. Upon passing of the 18 months anti-dilution clause, the number of shares to be converted cannot exceed the calculated percentage at the 18 month anniversary of issuance.

Voting Rights. No Voting Rights.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock consist of 5,000,000 authorized and 5,000,000 are issued and outstanding as of the date of this filing.

The Series B Preferred has the following terms and rights:

Dividend: No dividend rights

Ranks: Ranks superior to the Company's common stock and all other Capital stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Conversion Provisions. Each Series B Preferred Share can be converted into 100 Common Shares.

Voting Rights. Except as otherwise required by law, each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to one hundred (100) Common Shares. Except as otherwise required by law or by these Articles, the holders of shares of common stock and Preferred Stock shall vote together.

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Warrants

As of October 27, 2015, we had no warrants outstanding.

Options

As of October 27, 2015, we had no options outstanding.

Item 10: Interestsof Name Experts and Counsel

INTERESTS OF NAME EXPERTS AND COUNSEL

The financial statements for Signal Bay, Inc. as of and for the period ended September 30, 2015 included in this prospectus have been audited MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.The legality of the securities offered under this registration statement is being passed upon by Austin Legal Group, APC.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant

BUSINESS OF REGISTRANT

Signal Bay, Inc., a Colorado corporation and its subsidiaries provide advisory, management and analytical testing services to the emerging legalized cannabis industry. Signal Bay, Inc. was originally incorporated in the State of New York, December 12, 1977 under the name 3171 Holding Corporation. On February 22, 1979 the name was changed to Electronomic Industries Corp. and on February 23, 1983 the name was changed to Quantech Electronics Corp. The Company was reincorporated in the State of Colorado on December 15, 2003. On August 29, 2014, the Company completed a reverse merger with Signal Bay Research, Inc., a Nevada Corporation, and took over its operations. In September 2014, the Company changed its name from Quantech Electronics Corp. to Signal Bay, Inc. The Company has selected September 30 as its fiscal year end. Signal Bay, Inc. is domiciled in the State of Colorado, and its corporate headquarters are located in Las Vegas, Nevada.

As a part of and prior to the consummation of the reverse merger, William Waldrop and Lori Glauser, principals of Signal Bay Research, Inc., purchased 28,811,933 shares of the Company (80% of the issued and outstanding common stock) from WB Partners. The merger between the Company and Signal Bay Research was finalized and closed contemporaneously with the share purchase. As part of this share purchase, Mr. Waldrop and Ms. Glauser became the officers and directors of the Company. Signal Bay Research was acquired through the issuance of 254,188,067 shares of common stock and 5,000,000 shares of Series B Preferred Stock to Mr. Waldrop and Ms. Glauser, pro rata. After the reverse merger, William Waldrop and Lori Glauser individually each own 127,500,000 shares of common stock and 2,500,000 shares of Series B Preferred stock in the Company. Immediately prior to the reverse merger, neither William Waldrop nor Lori Glauser had any interest in the Company. Immediately after to the reverse, WB Partners owned less than 5% of the common stock. The company filed a Form 10-12G on November 25, 2014, and was determined to be a shell company by the SEC as per the Form 10-12G/A which went effective on January 24, 2015. As of January 29, 2015, the company filed an 8K stating it entered into a material agreement and was no longer a shell company.

After the reverse merger, Signal Bay Research, Inc. continues to operate as a wholly owned subsidiary capturing the research and advisory services for Signal Bay, Inc.

Signal Bay Services was formed on January 25, 2015, as the management services division of Signal Bay. Currently, Signal Bay Services has one contract with Libra Wellness Services, LLC with anticipated engagement commencing in April 2016.

On September 17, 2015, Signal Bay entered into a share exchange agreement with CR Labs, Inc., an Oregon Corporation, pursuant to which the company issued 40,000,000 shares of the Company's common stock resulting in exchange for 80% of the outstanding common stock of CR Labs, Inc.

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Our three business units are described below:

Signal Bay Research provides industry research, business and market intelligence, and consulting services. We offer advisory and consulting services to cannabis companies including license application support, regulatory compliance, market forecasts, and operational insights. We also publish industry information via online media, research reports, and publications. Our media properties include: CANNAiQ.com, a business to business information portal and MarijuanaMath.com a general interest informational website for the cannabis industry. Signal Bay is also the home of the Cannabis Consultant Marketplace (CCM). The CCM is an outsourcing freelancing matching platform enabling cannabis companies to post projects and hire consultants.

Signal Bay Services provides operating services for licensed cannabis businesses. Signal Bay Services is engaged in a Management Services Agreement with Libra Wellness Center, LLC, a licensed cannabis production and processing establishment, to operate their marijuana processing facility in North Las Vegas, Nevada. We will provide the staff and operational support to Libra Wellness to produce processed cannabis and infused products for licensed dispensaries throughout Southern Nevada.

CR Labs d.b.a. CannAlytical Research is the analytical laboratory division of Signal Bay. We currently hold 80% of the interests in CR Labs. CR Labs provides compliance testing services in accordance with the Oregon Health Authority. Tests include residual solvent analysis, pesticide screening, microbiological screening, terpene analysis, and cannabinoid potency profiling of cannabis and cannabis infused products. CR Labs also provides consulting services CR Labs is located in Bend Oregon, and tests cannabis for both medicinal and adult use. We are currently evaluating additional legal cannabis markets to provide analytical testing services.

Market Conditions

Signal Bay is poised to take advantage of the rapid growth and regulation of the cannabis industry. Although marijuana for medical use has been allowed by certain states since the late 1990's, the industry is now experiencing a phase of rapid growth, and rapid regulation. The legal marijuana industry has been coined "the fastest growing industry in America" by the ArcView Group in 2015. ArcView Research contends that the cannabis industry reached $2.7 billion in combined retail and wholesale sales in 2014. They estimate that sales will exceed $4 billion in 2016.

According to Marijuana Policy Project, twenty three states now allow the use of cannabis for medicinal use with the recommendation of a physician. Colorado, Alaska, Oregon and Washington now allow adults over the age of 21 to purchase and possess marijuana. The Marijuana Policy Project predicts that up to 12 more states will introduce medical marijuana legalization laws by 2020. In 2016, measures for the adult use legalization will be on the ballots in California and Nevada.

With this legalization comes a significant regulatory regime. Regulations include requirements for businesses to apply for marijuana establishment licenses. The first medical marijuana test lab was opened in 2008 in California. Several states also now require that all cannabis that is sold be tested by a licensed or qualified laboratory.

Signal Bay provides services that assist business owners with licensing, compliance, and product testing. We anticipate that such regulations will become increasingly common among states that allow the use of medical marijuana. For instance, the state of Oregon began allowing the sale of cannabis to all adults through medical dispensaries as of October 1, 2015, in accordance with the passage of Measure 91. New regulations require that samples of all cannabis sold in Oregon be tested for certain microbials, pesticides, and for potency.

On October 9, 2015, California's Governor Brown signed in to law AB 266 which indicates that there will be a new regulatory framework for medical cannabis. The bill creates a comprehensive state licensing system for the commercial cultivation, manufacture, retail sale, transport, distribution, delivery, and testing of medical cannabis. All licenses must also be approved by local governments. The bill also states that the Department of Public Health shall ensure that all cannabis is tested prior to delivery to dispensaries or other businesses, and specify how often such testing shall be conducted. It is anticipated that it will take time for the regulations to take effect, however it means that fully 50% of the US cannabis market will require additional regulatory requirements, as well as new testing requirements. According to ArcView Research, California represents 49% of all US cannabis sales in 2014. According to GreenWave Advisors, the US marijuana testing market could reach $850 million.

New and changing regulations are also drivers for our consulting business. Signal Bay offers licensing and compliance services that aids our customers in understanding and ensuring their businesses are in compliance with regulations.

It is uncertain whether the rapid rate of growth of the cannabis industry, and in particular the cannabis testing and compliance industry, can be sustained or when the market will hit stabilization.

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Market Conditions that Could Limit our Business

Cannabis is a schedule 1 controlled substance under federal law and, as such, there are several factors that could limit our market and our business. They include, but not limited to:

•

The Federal government may increase enforcement of federal cannabis laws, and make it difficult or impossible for some of our clients to do business. Some of our clients are in the business of producing and distributing cannabis in states where it is allowed. Should the federal government seek to increase enforcement against these facilities, it may adversely impact our revenue.

•

There is no guarantee that additional states and nations will pass measures to legalize cannabis under state law. The growth of Signal Bay's business is largely dependent on the continued legalization and regulation of cannabis across the US and abroad.

•

There is no guarantee that states will continue to require laboratory testing of cannabis. For instance, tobacco products are not required to be tested to the same stringent levels of cannabis in certain states. It is possible that cannabis testing requirements may ease or be removed, which would reduce our income from our testing activities.

•

There is no guarantee that cannabis businesses will be subjected to the very high licensing standards that are presently required. Signal Bay Research earns revenue by guiding entrepreneurs through this licensing process, and if the process is simplified or eliminated, it may have an adverse impact to our revenue.

•

Cannabis regulations are constantly changing, and success of our business depends on us maintaining up to date knowledge of all the changing and new regulations. Failure to do so, and failure to communicate the latest understanding of the changing regulations to our customers, may affect our competitiveness.

Government Regulation

In recent years, there has been a trend towards increased regulation and compliance requirements in the cannabis industry. The regulations affect production establishments, retail establishments, cannabis product content, product packaging and labeling, facility security, inventory management and tracking, background checks of owners and employees, employee training, and testing. We anticipate that this regulation will continue to strengthen across the country as cannabis becomes legalized in more states. Signal Bay provides services to business owners to ensure compliance.

Competition

We experience competition from competitors, large and small, in every segment in which we participate. Some of the companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on property or client acquisition, marketing their services to potential clients. This competition could result in competitors having properties of greater quality and interest to prospective investors who may provide finance to the company.

Customers

CR Labs currently serves producers and processors of medical cannabis in Central Oregon. Signal Bay Research services primarily marijuana industry entrepreneurs and service providers across the United States.

As of October 1, 2015, Signal Bay Services division is dependent on one major customer, Libra Wellness, LLC. The Company intends to grow all of its divisions to serve multiple customers across the United States.

Employees

As of October 1, 2015, we have five full time employees including officers.

CR Labs has three full time employees. We anticipate the laboratory division will increase staff as we acquire additional labs and expand capacity of the current lab. We also anticipate increasing staff as needed for Signal Bay Services to fulfill its management services agreement with Libra Wellness.

We also engage in subcontracting agreements with individuals as needed to serve consulting clients, and to perform project work for Signal Bay Research consulting clients. Currently, we have under contract content providers for CANNAiQ and Marijuana Math.com websites. These individuals provide original produce and distribute media content, and promote signal bay through social media channels. We also retain subcontractors to serve consulting clients such as New Leaf Data Services. We retain other subcontractors in the areas of software development, administrative support, and research, as needed to meet the needs of our consulting clients. The number of subcontractors we engage at any given time has ranged from three to ten depending on the number and types of projects ongoing at the time. We anticipate that we will increase the number of subcontractors who work with us as we build the Cannabis Consultant Marketplace and continue to place consultants with projects.

Reports to Shareholders

The Company currently delivers annual reports and quarterly reports to the Securities and Exchange Commission. The public may access reports, proxy and information statements, and other information regarding issuers that file electronically at http://www.sec.gov.

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Description of Property

The Company does not own any property.

Our executive, administrative and operating offices are located at 9484 S. Eastern Ave #141, Las Vegas, NV 89123. The Company uses this address for mailing purposes.

CR Labs, Inc. leases approximately 900 square feet of office space at 62968 OB Riley Rd, Bend, OR 97701 for $1,091 per month on a month-to-month basis.

Involvement in Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MarketPrice and Dividends

Market Information

Our common stock trades on the OTC Bulletin Board under the trading symbol "SGBY". The Company's common stock is listed on the OTC Pink and there is currently only a limited, sporadic, and volatile market for our stock on the OTC.

The following table sets for the high and low sales prices of our common stock as reported by the OTC for the periods indicated. These prices represent prices between inter-dealer prices do not include retail markups, markdowns or commissions, and do not necessarily reflect actual transactions.

Fiscal Year Ending 2016	Low	High
1st Quarter	$0.015	$0.017

Fiscal Year Ending 2015
1st Quarter	$0.02	$0.07
2nd Quarter	$0.0225	$0.05
3rd Quarter	$0.011	$0.0999
4th Quarter	$0.0051	$0.02

Fiscal Year Ending 2014
1st Quarter	$0.0021	$0.0021
2nd Quarter	$0.0021	$0.095
3rd Quarter	$0.005	$0.0081
4th Quarter	$0.0081	$0.025

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Holders

There are approximately 220 record holders of the Company's common stock. There is 1 holder of the Company's Series A Preferred and 2 holders of the Company's Series B Preferred.

Securities Authorized for Issuance Under Equity Compensation Plans.

On January 1, 2015, our Board and Stockholders approved and adopted the 2015 Equity Incentive Plan (the "2015 Plan"). A copy of the 2015 Plan was filed with the Securities and Exchange Commission on April 7, 2015.

The Company has reserved 60,000,000 shares of common stock for issuance under the terms of the 2015 Plan. The 2015 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the "Participants"), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the 2015 Plan, the Company may grant stock options, which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Incentive Stock Options"), non-qualified stock options (the "Nonqualified Stock Options"), stock appreciation rights ("SARs") and restricted stock awards (the "Restricted Stock Awards"), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as "Incentive Awards"). Incentive Awards may be granted pursuant to the 2015 Plan for 10 years from the Effective Date.

From time to time, we may issue Incentive Awards pursuant to the 2015 Plan. Each of the awards will be evidenced by and issued under a written agreement.

If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

Convertible Securities

On July 23, 2015, the company executed a promissory note in the amount of $105,000 with St. George Investments, LLC. The maturity date for the note is January 22, 2016. If in the event of default, St. George has the right to convert the outstanding balance to common stock at a 70% discount to market, calculated on the 3 lowest Closing Bid Prices in the 20 days immediately preceding the applicable conversion. The note contains in Original Issue Discount, in the amount of $22,500. The company will receive a $11,250 discount if paid within 90 days of Purchase Price Date and $5,000 if paid within 135 days of Purchase Price Date.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer with its business address at 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119.

Dividends

We have never declared or paid cash dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

This registration statement on Form S-1 and other reports filed by the Company from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by Company's management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks contained in the "Risk Factors" section of this registration statement. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report.

We are a development stage corporation with only limited early stage operations. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate generating significant revenues from our analytical laboratory operations until fourth quarter in 2016 upon full roll-out of recreational cannabis in Oregon. Accordingly, we must raise additional cash from sources other than operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the early stages of developing operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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Revenue

The Company has generated the following revenues since its inception on August 28, 2014 through June 30, 2015.

August 29, 2014 (inception) through June 30, 2015

Revenues	$16,812

16,812

Operating Expenses

The Company had the following operating expenses since its inception on August 29, 2014 through June 30, 2015.

These expenses were related to development of its consulting and research practice.

August 29, 2014 (inception) through June 30, 2015
General and Administrative	1,180,049
Depreciation and Amortization	$10,680

$1,190,729

Net Loss

The Company had a net loss of $1,173,917 since its inception on August 29, 2014 through June 30, 2015.

This was derived as follows:

August 29, 2014 (inception) through June 30, 2015
Revenues	$16,812
Expenses	1,190,729
Net loss	(1,173,917)

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Dividends

The Company has not paid dividends on its common stock.

Liquidity and Capital Resources

As of June 30, 2015 the Company had $4,345 in cash and $4,900 receivables for a total of $9,245 in current assets. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities. As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

As of June 30, 2015, our total liabilities were $113,875, which consists of $11,375 in accounts payable, $62,500 in loans from our shareholder and short term note of $40,000.

The Company borrowed $75,000 from St. George Investments on July 27, 2015 to cover short term operating costs. The Company's officers, directors and principal shareholders have verbally agreed to provide additional capital, up to $100,000, to the Company to fund its current operations until the Company can raise additional capital. As of the date of this filing, the Company has borrowed approximately $62,500 from Lori Glauser, President and COO.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months. We believe our currently available capital resources will allows us to begin operations and maintain its operation over the course of the next 12 months; however, our other expansion plans would be put on hold until we could raise sufficient capital

Timing Needs For Funding

Phase 1: 0-4 Months: $350,000. The Company needs $350,000 to acquire additional testing equipment, hire additional laboratory technicians, develop and execute a marketing plan.

Phase 2: 5-12 Months: $650,000. The Company needs $650,000 to commence stage 1 roll-out into the California Market.

Phase 3: 13-36 Months: $12,500,000. The Company needs $12,500,000 to complete its California expansion, and target Hawaii, Maryland, and Washington DC.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past. The Company has no plans to issue dividends in the future.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

Revenue Recognition

It is the company's policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition." Under ASC Topic 605-10-25, revenue earning activities are recognized when the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the years ended September 30, 2014.

Stock-based Compensation

Accounting Standards Codification ("ASC") 718, "Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans and for share based payments to non-employees in accordance with ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 "Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

31

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a "smaller reporting company," which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an "emerging growth company" can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an "emerging growth company" or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an "emerging growth company" or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and qualitative disclosures about market risk

The Company, as a smaller reporting company, as defined by Rule 229.10(f)(1), is not required to provide the information required by this Item.

Recent Sales of Unregistered Securities.

On October 2, 2014, we issued 250,000 common shares in exchange for $2,500 cash.

On October 3, 2014, we issued 416,667 common shares in exchange for $5,000 cash.

On October 4, 2014, we issued 833,334 common shares in exchange for $10,000 cash.

On February 5, 2015, we issued 1,200,000 common shares in exchange for $15,000 cash.

On February 26, 2015, we issued 400,000 common shares in exchange for $5,000 cash.

On February 27, 2015, we issued 160,000 common shares in exchange for $2,000 cash.

On March 5, 2015, we issued 2,500,000 common shares for the purchase of the domain marijuanamath.com, website, social media accounts and customer list. The company recorded an asset acquisition of $34,750 related to this transaction.

On March 24, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

32

On May 26, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

On July 31, 2015, we issued 3,500,000 shares to Kodiak Capital Group, LLC as a commitment fee for a One Million Dollar Equity Financing Agreement. The company expensed $60,900 related to this transaction.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers. There is no familial relationship between or among the nominees, directors or executive officers of the Company.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE

William Waldrop	47	CEO and Director	August 2014

Lori Glauser	46	COO, President and Director	August 2014

The Company's will directors serve in such capacity until their successors have been elected by the shareholders at next annual meeting and qualified. The Company's officers serve at the discretion of the Company's board of directors, until their death, or until they resign or have been removed from office.

There are no agreements or understandings for any director or officer to resign at the request of another person and none of the directors or officers is acting on behalf of or will act at the direction of any other person. The activities of each director and officer are material to the operation of the Company. No other person's activities are material to the operation of the Company.

William H. Waldrop – Chairman of the Board and Chief Executive Officer

Mr. Waldrop is our CEO and member of the Board of Directors. Mr. Waldrop has over 20 years' experience in corporate formation, operations, financing and leadership. Ms. Glauser formed Signal Bay in August, 2014 as an industry advisory firm. In 2010, Mr. Waldrop founded Newport Commercial Advisors, which assists start-up and high-growth companies in developing and executing their business strategies. From 2006 – 2009, Mr. Waldrop was the Co-Founder and President of CMP Capital, a national commercial finance company. CMP Capital provided finance solutions for the transportation and construction industries. From 2004 – 2005, Mr. Waldrop was the President and Chief Operating Officer of College Partnership. College Partnership was publicly traded company that assists high school students with their college selection and financial aid. From 2002 – 2005, Mr. Waldrop was the CEO and President of Vision Direct Marketing, a full-service marketing company. Vision Direct Marketing was acquired by College Partnership. From 2000 – 2002, Mr. Waldrop was Vice President of Operations at Leading Edge Broadband, a start-up international telecommunications company, he designed and operated network managing call traffic between the United States and the Philippines for International Call Centers. From 1992 – 2000, Mr. Waldrop was a Senior Manager at AirTouch Cellular, now Verizon Wireless, he managed a 44-Store, $100 million annual revenue distribution channel. Mr. Waldrop received a B.S. from California State University of Long Beach, 1991 and an MBA in Finance and Entrepreneurship from the University of Southern California, 1997.

Lori Glauser– COO, President and Director

Ms. Glauser is our COO, President and member of the Board of Directors. Ms. Glauser formed Signal Bay in August, 2014 as an industry advisory firm. Ms. Glauser has over 20 years' experience in engineering, consulting, and startups, and has expertise in business planning, business process design, financial forecasting, risk, customer experience, supply chain management, energy management, and utility rates design. She has experience with regulatory and policy issues, and has supported development of witness testimony documents. From 2011 – 2014, Ms. Glauser worked as a Senior Manager at Ernst & Young where led programs related to energy management, smart grid programs, and energy theft and security issues for electric utilities. From 2010 – 2012, Ms. Glauser was a managing consultant at IBM where she primarily led the development of business processes for NV Energy's smart thermostat program. From 2006 – 2010, she worked at Itron Inc. as product manager for smart grid software systems. In 2008, Lori was a finalist in the California Clean Tech Open competition for Tangerine Network Devices, a smart energy and water management platform for commercial businesses. From 2004 – 2006 as Associate Director at SNL Financial, she had a key role in developing s business intelligence platform for energy companies which provided financial and operating data, as well as original news and research to the investment community. From 1997 – 2004, Lori worked with emerging companies including Resource Data International, where Ms. Glauser provided advisory services to the energy industry, worked closely with the PowerDAT and CoalDAT business intelligence platforms, and contributed to syndicated studies including Power Outlook and Energy, Economics, and the Environment. She also formed Signal Bay, LLC to provide independent consulting services in the area of sustainability. From 1991 – 1997, Ms. Glauser performed design and field engineering work at nuclear power plants, and worked as a management consultant to the utility industry. Lori has a BS in mechanical engineering from the University of New Hampshire, 1991, and an MBA from University of Alabama, 1995. Lori was also adjunct instructor of Project Management at the Metropolitan State College of Denver.

34

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC's rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

As of June 30, 2015, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified in September 2014. The Company's management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties. The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

This report does not include an attestation report of the Company's independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

35

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of June 30, 2015. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of June 30, 2015:

Independent Directors: The Company intends to obtain at least 2 independent directors at its 2015 annual shareholder meeting. The cost associated to the addition is minimal and not deemed material.

No Segregation of Duties: Ineffective controls over financial reporting: The Company intends to hire additional staff members, either as employees or consultants, prior to June 30, 2015. These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities. The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense. It is anticipated the cost of the new staff members will be approximately $60,000 per year.

No audit committee: After the election of the independent directors at the 2015 annual shareholder meeting, the Company expects that an Audit Committee will be established. The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of June 30, 2015, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

36

Management's Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of June 30, 2015, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending September 30, 2014. The Company's management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties. The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

(b) Changes in Internal Control over Financial Reporting

We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner

Family Relationships

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Executive Legal Proceedings

Except as set forth below, no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the best of the Company's knowledge, any reports required to be filed were timely filed as October 5, 2015.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Registrant's directors, officers and key employees.

37

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our executive officers during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

The Companies' officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

				Stock	All other
Name and Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL

William Waldrop, CEO, Director (1)(2)	2015	$1	-	$276,000	$60,000	$336,001
	2014	$1				$1
Lori Glauser, President, COO, Director (2)	2015	$1		$276,000		$276,001
	2014	$1	-	-	-	$1

_______________

(1)	Mr. Waldrop's company Newport Commercial Advisors received compensation for his management services.

(2)	Commencing in Fiscal Year 2016, it is projected that the CEO and COO will begin to earn a base salary upon receipt of funding or significant company revenues.

Related Party Transactions

On August 29, 2014, we issued 1,000,000 shares of common stock to our officers, directors and principal shareholders for $400 in cash from our officers, directors and principal shareholders which were exchanged for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B (see note 5 for details).

During the period ending September 30, 2014, the Company borrowed $10,000 from our officer for the advanced payment of advisory fees relates to the reverse merger. The loan is due August 31, 2015, at 0% interest rate and is unsecured.

On August 29, 2014, one of our Directors agreed to provide the Company office space for free on a month to month basis.

During the nine months ended June 30, 2015, the Company borrowed $52,500 from Lori Glauser, our COO, for working capital. The total amount owed is $62,500 as of June 30, 2015. The loan is at 0% interest and is to be repaid by September 30, 2015.

During the nine months ended June 30, 2015, $45,000 was paid to Newport Commercials Advisors (NCA) for management consulting services, a company which is owned 100% by William Waldrop, our CEO. Under terms of the agreement, NCA will be paid $5,000 per month during the duration of the agreement.

During the quarter, June 30, 2015, the Company continued to provide consulting with Libra Wellness Center, LLC, of which Lori J. Glauser, our COO, is a minority (4%) owner. During the quarter the Company provided management consulting services and invoiced Libra Wellness for the amount of $4,500.

On June 22, 2015, the Company purchased a 4% ownership of Libra Wellness Center, LLC from Lori J Glauser, our COO for $40,000. The $40,000 is to be paid in one installment due no later than April 1, 2016.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 27, 2015, our authorized capitalization was 760,000,000 shares of capital stock, consisting of 750,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of October 27, 2015, there were 399,042,345 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of October 27, 2015, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Executive Officers, Directors, and More than 5% Beneficial Owners

The address of each owner who is an officer or director is c/o the Company at 9484 S. Eastern Ave #141, Las Vegas, NV 89123.

	Common Stock SharesBeneficially	Percentage	Series B Preferred Stock SharesBeneficially	Percentage	Total Voting
Name and Address	Owned	Class	Owned	Class	Power
William Waldrop	139,500,000	35%	2,500,000	50%	43.3%
Lori Glauser	139,500,000	35%	2,500,000	50%	43.3%

All officers and directors as a group (2 persons)	86.60%

All officers, directors and 5% holders as a group (2 persons)	86.60%

________________

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2)	Figures may not add up due to rounding of percentages.

39

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Colorado law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Signal Bay, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

40

FINANCIAL STATEMENTS

41

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Signal Bay, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Signal Bay, Inc. ("The Company") as of September 30, 2014, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from the date of inception on August 29, 2014 to September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the results of its operations and cash flows for the period from the date of inception on August 29, 2014 to September 30, 2014 then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

November 25, 2014

F-1

Signal Bay, Inc.
Consolidated Balance Sheet

September 30, 2014

ASSETS

Current Assets	$-
Total Assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts Payable	$46,289
Notes Payable - Related Party	10,000
Total Liabilities	56,289

Shareholders' Deficit
Class A Preferred Stock, Par Value $.0001, 1,850,000 shares authorized, 1,840,000 issued and outstanding	184
Class B Preferred Stock, Par Value $.0001, 5,000,000 shares authorized, 5,000,000 issued and outstanding	500
Common Stock, Par Value $.0001, 750,000,000 shares authorized, 290,144,844 issued and outstanding	29,014
Additional Paid In Capital	(32,364)
Accumulated Deficit	(53,623)
Total Stockholder Deficit	(56,289)
Total Liabilities and Stockholder Deficit	$-

The accompanying notes are an integral part of these financial statements

F-2

Signal Bay, Inc.

Consolidated Statement of Operations

From Inception on
August 29, 2014
through
September 30, 2014
Operating Expenses
SG&A	$53,623

Net Loss	$(53,623)

Net loss per share, basic and diluted	(0.00)
Weighted average number of shared outstanding, basic and diluted	290,144,844

The accompanying notes are an integral part of these consolidated financial statements

F-3

Signal Bay

Consolidated Statement of Changes in Stockholders' Deficit

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additiona Paid In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances, August 29, 2014 (Inception)		$-		$-		$-	$-	$-	$-
Stock sold for Cash			5,000,000	500	254,188,067	25,419	(25,519)		400
Reverse merger adjustment - 35,956,777 shares were previously issued to Quantech Shareholders, Liability of $3,065.75 assumed.					35,956,777	3,596	(6,661)		(3,066)
Shares Issued for Services at parvalue $.0001	1,840,000	184					(184)
Net loss								(53,623)	(53,623)
Balances September 30, 2014	1,840,000	184	5,000,000	500	290,144,844	29,014	(32,364)	(53,623)	(56,289)

 The accompanying notes are an integral part of these consolidated financial statements

F-4

Signal Bay

Consolidated Statements of Cash Flows

From Inception on
August 29, 2014
through
September 30, 2014
Cash flows from operating activities
Net loss	$(53,623)
Changes in:
Accounts Payable	43,223

Net cash used in operating activities	(10,400)

Cash flows from financing activities
Proceeds from related party advances	10,000
Proceeds from issuance of common stock	400

Net cash provided by financing activities	10,400

Net change in cash	-
Cash balance, beginning of period	-

Cash balance, end of period	$-

Cash paid for:
Interest	-
Income taxes
Noncash investing and financing activities:	-
Liability assumed in reverse merger	$3,066

The accompanying notes are an integral part of these consolidated financial statements

F-5

Signal Bay, Inc.

Notes to Financial Statements

August 29, 2014 - September 30, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Signal Bay, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. At inception, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Organization, Nature of Business and Trade Name

Signal Bay, Inc. ("we", "us", "our", the "Company" or the "Registrant") was originally incorporated in the State of New York, December 12, 1977 under the name 3171 Holding Corporation, on February 22, 1979 the name was changed to Electronomic Industries Corp. and on February 23, 1983 the name was changed to Quantech Electronics Corp. The company was reincorporated in the State of Colorado on December 15, 2003. On August 29, 2014, the Company completed a reverse merger with Signal Bay Research, Inc., a Nevada Corporation. Signal Bay Research Inc. was the surviving Company. In September 2014, the Company changed its name from Quantech Electronics Corp. to Signal Bay, Inc. The company has selected September 30 as its fiscal year end. Signal Bay, Inc. is domiciled in the State of Colorado, and its corporate headquarters are located in Las Vegas, NV.

Signal Bay, Inc. is an independent research and advisory company provides information and advice related to emerging industries to business customers. It provides news, information, data, and insights to industry clients, via newsletters, and its role-based content-rich website, SignalBayResearch.com. The company gathers data from primary and secondary sources, both public and private, about companies, people, events, regulatory jurisdictions, and prices, Signal Bay Research collects, standardizes, analyzes, and interprets the data in the form of searchable data sets, research reports, and articles. The information is provided to senior management in business strategy, marketing, finance, and investment, as well as financial analysts and industry researchers. The company has plans to develop syndicated research products, and build a library of cross-linked documents that offer users the ability to get a full view of an industry by evaluating industry trends, drilling down into company by company performance information, identifying market opportunities, and offering executive insights.

Emerging Industries that Signal Bay, Inc. has in its product strategy.

•	Medical Marijuana

•	Cryptography

•	Advanced Materials

•	Renewable Energy Technologies

Share-Based Compensation

The Company applies Topic 718 "Share-Based Payments" ("Topic 718") to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized when the event occurs. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, "Equity-Based Payments to Non-Employees" ("Topic No. 505-50"). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

F-6

Revenue Recognition

The company pursues opportunities to realize revenues from two principal activities: sale of relevant industry research and advisory services. It is the company's policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition." Under ASC Topic 605-10-25, revenue earning activities are recognized upon sale of its industry research and/or advisory services have been performed the company has substantially accomplished all it must do to be entitled to the benefits represented by the revenue.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements' estimates or assumptions could have a material impact on Signal Bay, Inc.'s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Signal Bay Inc.'s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, "Accounting for Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is "more likely than not" that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Basic Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with Accounting Standards Codification ("ASC") 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-7

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). All intercompany accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of stock, mainly to its officers and directors, to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company's officers and directors.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period from inception through September 2014 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

F-8

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)

Changes in the net deferred tax assets consist of the following:

September 30, 2014
Net operating loss carry forward	$53,623
Valuation allowance	(53,623)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

September 30, 2014
Tax at statutory rate (35%)	$18,768
Increase in valuation allowance	(18,768)
Net deferred tax asset	$-

The net federal operating loss carry forward will expire in 2034. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – RELATED PARTY TRANSACTIONS

On August 29, 2014, we issued 1,000,000 shares of common stock to our officers, directors and principal shareholders for $400 in cash from our officers, directors and principal shareholders which were exchanged for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B (see note 5 for details).

During the period ending September 30, 2014, the Company borrowed $10,000 from our officer for the advanced payment of advisory fees relates to the reverse merger. The loan is due August 31, 2015, at 0% interest rate and is unsecured.

On August 29, 2014, one of our Directors agreed to provide the Company office space for free on a month to month basis.

NOTE 5 – REVERSE MERGER TRANSACTION

On August 29, 2014, the Company executed a reverse merger with Signal Bay Research, Inc. On August 29, 2014, the Company entered into an Agreement whereby the Company acquired 100% of Signal Bay Research, Inc, in exchange for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B of the Company. Signal Bay Research, Inc. was incorporated in the State of Nevada on August 27, 2014. Signal Bay Research was the surviving Company and became a wholly owned subsidiary of the Company. The Company previously had no operations or assets. A liability of $3,066 was assumed by the surviving Company as part of the reverse merger agreement and 35,956,777 shares were retained by the Company's selling shareholders. As of the closing date of the Share Exchange Agreement, the former shareholders of Signal Bay Research, Inc. held approximately 97.5% of the issued and outstanding common shares of the Company.

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of Signal Bay, Inc., with Signal Bay Research, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 254,188,068 shares of common stock and 5,000,000 shares of Preferred Stock Series B were issued to the shareholders of Signal Bay Research Inc., and its designees in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

F-9

NOTE 6 – EQUITY

Preferred Stock Designation

Series A Preferred Stock

The Company designated 1,850,000 shares of Series A Convertible Preferred Stock with a par value of $0.0001 per share.

Dividends: Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation's Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series A Preferred shall have no liquidation preference over any other class of stock.

Except as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

Conversion at the Option of the Holder. From 12 months from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an "Optional Conversion") each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 4.9% of the Common Stock.

Anti-Dilution. For a period of 18 months after the Preferred is convertible, the conversion price of the Series A Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares. At the expiration of the anti-dilution period, the conversion rate in Section VI (A) above shall be equal to a conversion rate equal to 4.9% on the Common Stock. For example, if on the date of expiration of the anti-dilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series A Preferred Stock shall convert at a rate of 13.24 common shares for each 1 Series Preferred Share.

The company has evaluated the Series A Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series A Preferred Stock in accordance with FASB ASC Subtopic 470-20, and has determined that there is no beneficial conversion feature that must be accounted.

Series B Convertible Preferred Stock

The Company designated 5,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

F-10

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation's Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one hundred (100) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an "Optional Conversion") each of its shares of Series B Preferred Stock into a 100 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 470-20, and has determined that there is no beneficial conversion feature that must be accounted.

Shares for Services

One August 29, 2014, the Company issued 1,840,000 shares of Series A Preferred Stock to a consultant for services provided to the Company. The shares were determined to have no value as a result of the consulting agreement being executed contemporaneously with the purchase of the majority stock from the consultant and the reverse merger.

Founders Shares

On August 29, 2014, the Company issued 1,000,000 to various related parties and investors as founders' shares in exchange for $400 cash which as part of the reverse merger (see note 5) were exchanged for 254,188,068 shares of Common Stock and 5,000,000 shares of Preferred Stock Series B of the Company.

NOTE 7 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from September 30, 2014 through the date of issuance of Financial Statements in accordance with FASB ASC 855 "Subsequent Events." Additional disclosures are listed in the following below:

On October 2, 2014, Signal Bay Research issued 250,000 common shares in exchange for $2,500 cash.

On October 3, 2014, Signal Bay Research issued 416,667 common shares in exchange for $5,000 cash.

On October 4, 2014, Signal Bay Research issued 833,334 common shares in exchange for $10,000 cash.

F-11

FINANCIAL STATEMENTS

Signal Bay, Inc.

Balance Sheets

(Unaudited)

	June 30, 2015	September 30, 2014
ASSETS
Current assets:
Cash or cash equivalents	$4,345	$-
Accounts receivable	4,900	-
Total current assets	9,245	-

Fixed assets:
Property and Equipment	2,194	-
Software	58,333	-
Furniture and Fixtures	10,413	-
Intangible Assets	34,750	-
Accumulated Depreciation	(10,680)	-
Total Fixed Assets	95,010	-

Other assets:
Libra Wellness Center, LLC (4% ownership)	40,000	-
Total Other Assets	40,000	-
Total assets	$144,255	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$11,375	$46,289
Loans payable- related party	62,500	10,000
Short Term Notes - related party	40,000
Total liabilities	113,875	56,289
Shareholders' equity:
Class A Preferred Stock, Par Value $.0001, 1,850,000 authorized, 1,840,000 issued and outstanding, respectively	184	184
Class B Preferred Stock, Par Value $.0001, 5,000,000 authorized, 5,000,000 issued and outstanding, respectively	500	500
Common stock, par value $0.0001, 750,000,000 authorized, 351,967,345 and 290,144,844 issued and outstanding, respectively	35,197	29,014
Additional paid in capital	1,168,416	(32,364)
Accumulated deficit	(1,173,917)	(53,623)
Total shareholders' deficit	30,380	(56,289)
Total liabilities and shareholders' deficit	$144,255	$-

The accompanying notes are an integral part of these unaudited financial statements

F-12

Signal Bay, Inc.
Statements of Operations
(Unaudited)

	Three months ended	Nine months ended
	June 30, 2015	June 30, 2015
Revenues, net	$6,399	$16,812
Gross Profit	6,399	16,812
Operating Expenses
SG&A	320,939	1,126,426
Depreciation and Amortization	5,612	10,680
Total operating expenses	326,551	1,137,106

Net Loss	$(320,152)	$(1,120,294)
Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding	353,102,137	323,902,484

The accompanying notes are an integral part of these unaudited financial statements

F-13

Signal Bay, Inc.

Statement of Cash Flows

(Unaudited)

Nine months ended
June 30, 2015
Cash flows from operating activities
Net loss	$(1,120,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on Conversion of Debt	90,000
Stock based compensation	907,880
Depreciation	10,680
Change in operating assets and liabilities:
Accounts payable	5,086
Accounts receivable	(4,900)
Net cash used in operating activities	(111,549)

Cash flows from investing activities
Hardware and equipment purchased	(2,194)
Domain, website, and social media accounts purchase	(3,500)
Furniture and Fixtures	(10,413)

Net cash used in investing activities	(16,107)

Cash flows from financing activities
Proceeds from issuance of common stock	79,500
Proceeds from related party advances	52,500
Net cash provided by financing activities	132,000

Net change in cash	4,345
Cash balance, beginning of period	-
Cash balance, end of period	$4,345

Supplemental disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

Noncash investing and financing activities:
Software purchased with common stock	58,333
Domain, websites, and social media accounts purchased with common stock	31,250
4% Interest in Libra Wellness Center, LLC for Installment Note to related party	40,000
Converted $40K liability to non-affiliated consultant for 12,000,000 shares	40,000

The accompanying notes are an integral part of these unaudited financial statements

F-14

SIGNAL BAY, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited financial statements of Signal Bay, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form 10. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2014 as reported in Form 10, have been omitted.

In regards to investments the company has chosen to use a Cost Method Investment accounting policy. The company accounts for these investments in accordance with ASC320 using historical cost method.

Note 2 – Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon it and its shareholders.

Note 3 – Related Party Transaction

During the nine months ended June 30, 2015, the Company borrowed $52,500 from Lori Glauser, our COO, for working capital. The total amount owed is $62,500 as of June 30, 2015. The loan is at 0% interest and is to be repaid by September 30, 2015.

During the quarter, June 30, 2015, $14,000 was paid Newport Commercials Advisors (NCA) for management consulting services, a company which is owned 100% by William Waldrop, our CEO. Under terms of the agreement, NCA will be paid $5,000 per month during the duration of the agreement.

During the quarter, June 30, 2015, the Company continued to provide consulting with Libra Wellness Center, LLC, of which Lori J. Glauser, our COO, is a minority (4%) owner. During the quarter the Company provided management consulting services and invoiced Libra Wellness for the amount of $4,500.

On June 22, 2015, the Company purchased a 4% ownership of Libra Wellness Center, LLC from Lori J Glauser, our COO for $40,000. The $40,000 is to be paid in one installment due no later than April 1, 2016.

F-15

Note 4 – Equity

On October 2, 2014, we issued 250,000 common shares in exchange for $2,500 cash.

On October 3, 2014, we issued 416,667 common shares in exchange for $5,000 cash.

On October 4, 2014, we issued 833,334 common shares in exchange for $10,000 cash.

On December 31, 2014, we issued 5,000,000 common shares for the purchase of the software database platform to be used by Signal Bay Research. The company recorded an asset acquisition of $58,333 related to this transaction.

On January 1, 2015, the company approved the 2015 Equity Incentive Plan.

On January 1, 2015, we issued 12,000,000 shares to our CEO under the Company's Equity Incentive Plan. The company expensed $276,000 related to this transaction.

On January 1, 2015, we issued 12,000,000 shares to our COO under the Company's Equity Incentive Plan. The company expensed $276,000 related to this transaction.

On January 1, 2015, we issued 1,000,000 shares to Joshua Copeland under the Company's Equity Incentive Plan for software management services. There are 3,000,000 shares remaining to be vested over the next 3 months. The company expensed $23,000 related to this transaction.

On January 1, 2015, we issued 750,000 shares to our VP Business Development under the Company's Equity Incentive Plan. There are 2,250,000 shares remaining to be vested over the next 3 months. The company expensed $17,250 related to this transaction.

On January 27, 2015, we issued 1,000,000 shares to Electrum Partners under the Company's Equity Incentive Plan for advisory services. There are 3,000,000 shares remaining to be vested over the next 24 months. The company expensed $22,500 related to this transaction.

On February 1, 2015, we issued 1,000,000 shares to Joshua Copeland under the Company's Equity Incentive Plan for software management services. There are 2,000,000 shares remaining to be vested over the next 2 months. The company expensed $22,500 related to this transaction.

On February 1, 2015, we issued 750,000 shares to our VP Business Development under the Company's Equity Incentive Plan. There are 1,500,000 shares remaining to be vested over the next 2 months. The company expensed $16,875 related to this transaction.

On February 5, 2015, we issued 1,200,000 common shares in exchange for $15,000 cash.

On February 25, 2015, we issued 1,000,000 shares to a consultant for the purpose of writing the Medical Marijuana Desk Reference. under the Company's Equity Incentive Plan. The company expensed $22,500 related to this transaction.

On February 26, 2015, we issued 400,000 common shares in exchange for $5,000 cash.

On February 27, 2015, we issued 160,000 common shares in exchange for $2,000 cash.

On March 1, 2015, we issued 1,000,000 shares to Joshua Copeland under the Company's Equity Incentive Plan for software management services. There are 1,000,000 shares remaining to be vested over the next 1 month. The company expensed $22,500 related to this transaction.

On March 1, 2015, we issued 750,000 shares to our VP Business Development under the Company's Equity Incentive Plan. There are 750,000 shares remaining to be vested over the next 1 months. The company expensed $16,875 related to this transaction.

On March 1, 2015, we issued 125,000 shares to members of our advisory committee under the Company's Equity Incentive Plan. The company expensed $2,813 related to this transaction.

On March 1, 2015, we issued 450,000 shares to a consultant for the purpose of social media and marketing efforts under the Company's Equity Incentive Plan. The company expensed $10,125 related to this transaction.

On March 1, 2015, we issued 500,000 shares to our sales consultant under the Company's Equity Incentive Plan. This was fully vested as of May 1, 2015 and the expense was calculated as part of a true-up as of June 30, 2015.

F-16

On March 5, 2015, we issued 2,500,000 common shares valued at $31,250 and $3,500 cash for the purchase of the domain Marijuanamath.com, website, all social media accounts. The company recorded an asset acquisition of $34,750 related to this transaction.

On March 24, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

On April 1, 2015, we issued 1,000,000 shares to Joshua Copeland under the Company's Equity Incentive Plan for software management services. This agreement is fully vested. The company expensed $22,500 related to this transaction.

On April 1, 2015, we issued 750,000 shares to our VP Business Development under the Company's Equity Incentive Plan. This agreement is fully vested. The company expensed $16,875 related to this transaction.

On April 1, 2015, we issued 500,000 shares to our sales consultant our under the Company's Equity Incentive Plan. This was fully vested as of May 1, 2015 and the expense was calculated as part of a true-up as of June 30, 2015.

On April 1, 2015, we issued 375,000 shares to members of our advisory committee under the Company's Equity Incentive Plan. The company performed a true-up of the expense as of June 30, 2015.

On April 18, 2015, we issued 21,000,000 shares to a non-affiliate consultant in accordance with the August 28, 2014 management consulting agreement. The consultant exercised the option to convert the $40,000 owed to common stock.

On May 1, 2015, we rescinded 18,000,000 shares and reissued 9,000,000 shares to a non-affiliate consultant in accordance with the August 28, 2014 management consulting agreement. Valuation was erroneously calculated 50% discount of $40,000 liability. It was amended to reflect solely a 60% discount to the stock price on August 28, 2014. The company has expensed $90,000 in loss on conversion of debt associated with this transaction

On May 1, 2015, we issued 250,000 shares to our sales consultant our under the Company's Equity Incentive Plan. This agreement is fully vested. This was fully vested as of May 1, 2015 and there has been a true-up of all the shares issued for the sales consultant. The true-up of the expenses totaling $123,635.

On May 1, 2015, we issued 156,250 shares to members of our advisory committee under the Company's Equity Incentive Plan. The company performed a true-up of the expense as of June 30, 2015.

On May 26, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

On June 1, 2015, we issued 300,000 shares to a consultant for social media and marketing services under the Company's Equity Incentive Plan. The company expensed $4,500 related to this transaction.

On June 1, 2015, we issued 156,250 shares to members of our advisory committee under the Company's Equity Incentive Plan. The company performed a true-up of the shares issued as of June 30, 2015 which resulted in a quarterly expense of $10,656.

On June 17, 2015, we issued 50,000 shares to Casey Houlihan under the Company's Equity Incentive Plan for advisory services. There are 450,000 shares remaining to be vested over the next 12 months. The company performed a true-up of the shares issued to Casey Houlihan as of June 30, 2015, The true-up of the shares resulted in a quarterly expense of $775.

Note 5 – Subsequent Events

On July 1, 2015, we issued 393,750 shares to members of our advisory committee under the Company's Equity Incentive Plan.

On July 1, 2015, the company engaged Jim Fitzpatrick as an independent consultant for management consulting services. Under the terms of the agreement, the company will compensate Mr. Fitzpatrick 1,000,000 common shares for management consulting services commencing July 1, 2015 for a period of 5 consecutive months.

F-17

On July 23, 2015, the company executed a promissory note in the amount of $105,000 with St. George Investments, LLC. The maturity date for the note is January 22, 2016. If in the event of default, St. George has the right to convert the outstanding balance to common stock at a 70% discount to market, calculated on the 3 lowest Closing Bid Prices in the 20 days immediately preceding the applicable conversion. The note contains in Original Issue Discount, in the amount of $22,500. The company will receive a $11,250 discount if paid within 90 days of Purchase Price Date and $5,000 if paid within 135 days of Purchase Price Date.

On July 31, 2015, we issued 3,500,000 shares to Kodiak Capital Group, LLC as a commitment fee for a One Million Dollar Equity Financing Agreement. The company expensed $60,900 related to this transaction. The company is subject to a Registration Rights Agreement which requires the Company to file a S1 Registration Statement with the SEC within 30 days and must receive a notice of effectiveness from the SEC prior to executing a Put Notice. The Purchase Price of the security is based on 75% of the Market Price based on the Put Date. Market price is calculated on the lowest daily volume weight average price for any trading day during the valuation period, which is the five days from the Put Notice to the Put Date.

On August 1, 2015, we issued 393,750 shares to members of our advisory committee under the Company's Equity Incentive Plan.

On September 1, 2015, we issued 393,750 shares to members of our advisory committee under the Company's Equity Incentive Plan.

On September 17, 2015, Signal Bay entered into a share exchange agreement with CR Labs, Inc., an Oregon Corporation, pursuant to which the company issued 40,000,000 shares of the Company's common stock resulting in exchange for 80% of the outstanding common stock of CR Labs, Inc.

On September 30, we issued 2,000,000 shares to Eddie Abravanel under the Company's Equity Incentive Plan for advisory services for service rendered during the quarter ending September 30, 2015. Which resulted in a quarterly expense of $31,000.

On October 1, 2015, we issued 393,750 shares to members of our advisory committee under the Company's Equity Incentive Plan.

F-18

SIGNAL BAY, INC.

SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is __, 2015

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PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$140.48
Transfer Agent Fees	$-
Accounting fees and expenses	$5,000
Legal fees and expense	$10,000
Total	$15,162.10

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Article 109 of the Colorado Business Corporation Act and our Bylaws. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The Company's Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly fto the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person's estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

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Recent Sales of Unregistered Securities.

On October 2, 2014, we issued 250,000 common shares in exchange for $2,500 cash.

On October 3, 2014, we issued 416,667 common shares in exchange for $5,000 cash.

On October 4, 2014, we issued 833,334 common shares in exchange for $10,000 cash.

On February 5, 2015, we issued 1,200,000 common shares in exchange for $15,000 cash.

On February 26, 2015, we issued 400,000 common shares in exchange for $5,000 cash.

On February 27, 2015, we issued 160,000 common shares in exchange for $2,000 cash.

On March 5, 2015, we issued 2,500,000 common shares for the purchase of the domain marijuanamath.com, website, social media accounts and customer list. The company recorded an asset acquisition of $34,750 related to this transaction.

On March 24, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

On May 26, 2015, we issued 1,600,000 common shares in exchange for $20,000 cash.

On July 31, 2015, we issued 3,500,000 shares to Kodiak Capital Group, LLC as a commitment fee for a One Million Dollar Equity Financing Agreement. The company expensed $60,900 related to this transaction.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

44

Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Stock Purchase Agreement and Plan of Reorganization, dated August 29, 2014

2.2	Share Exchange Agreement, dated September 17, 2015 (Incorporated by reference to the Company's Form 8-K, as filed with the SEC on September 23, 2015).

3.1	Amended and Restated Articles of Incorporation, dated August 29, 2014 (Incorporated by reference to the Company's Form 10-12G, as filed with the SEC on November 25, 2014).

3.2	Amended and Restated Bylaws, dated August 29, 2014 (Incorporated by reference to the Company's Form 10-12G, as filed with the SEC on November 25, 2014).

5.1*	Opinion of Austin Legal Group

10.1	2015 Equity Incentive and Non-Statutory Stock Option Plan, dated January 1, 2015 (Incorporated by reference to the Company's Form S-8, as filed with the SEC on April 7, 2015).

10.2	Promissory Note issued in favor of St George, LLC, dated July 17, 2015 (Incorporated by reference to the Company's Form 8-K, as filed with the SEC on July 21, 2015).

10.3

Equity Purchase Agreement by and between the Company and Kodiak Capital Group, LLC, dated as of July 31, 2015 (Incorporated by reference to the Company's Form 8-K, as filed with the SEC on August 4, 2015).

10.4

Registration Rights Agreement by and between the Company and Kodiak Capital Group, LLC, dated as of July 31, 2015 (Incorporated by reference to the Company's Form 8-K, as filed with the SEC on August 4, 2015).

14.1	Code of Ethics (Incorporated by reference to the Company's Form 10-12G as filed with the SEC on November 25, 2014).

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Austin Legal Group (included in Exhibit 5.1)

____________

* Filed herewith

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

46

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on October 30, 2015.

SIGNAL BAY, INC.

By:	/s/ William Waldrop
Name:	William Waldrop
Title:	Chief Executive Officer (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Waldrop	Chairman of the Board, and Chief Executive Officer	October 30, 2015
William Waldrop	(Principal Executive Officer) (Principal Financial Officer)
(Principal Accounting Officer)

/s/ Lori Glauser	Director, President and Chief Operating Officer	October 30, 2015
Lori Glauser

47